UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2009

CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 7.01  Regulation FD Disclosure.

On June 9, 2009, Ceradyne, Inc. issued a press release announcing that it has acquired substantially all of the business and assets and all technology and intellectual property related to ballistic combat and non-combat helmets of Diaphorm Technologies, LLC, based in Salem, New Hampshire. The purchase price consists of $9.5 million in cash paid at closing, the assumption of approximately $300,000 of liabilities, plus contingent consideration not to exceed $10 million over the next 5 years based upon performance milestones and revenues achieved during that period from Diaphorm’s existing products and new products developed using Diaphorm technology. Ceradyne used a portion of its existing cash for the payment made at closing.

On June 9, 2009, Ceradyne, Inc. also issued a press release announcing that it has revised its earnings guidance for its fiscal year ending December 31, 2009 to approximately $0.70 per fully diluted share compared to the guidance range at the lower end of $1.60 as provided on April 28, 2009. This revised guidance does not include estimated pre-tax charges of between $11 to $13 million to close its Bazet, France, manufacturing plant previously announced on May 19, 2009 or the impact of the acquisition of the business and assets of Diaphorm Technologies, LLC. The updated guidance reflects the impact of lower than anticipated armor shipments and weak industrial ceramic demand caused by the continuing current weak economic environment. Ceradyne estimates that its 2009 sales will be in the range of $420 to $440 million compared to the prior guidance range of $465 to $500 million also provided on April 28, 2009.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release dated June 9, 2009 regarding the acquisition of the business and assets of Diaphorm Technologies, LLC.
99.2	Press release dated June 9, 2009 regarding revised revenue and earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
June 10, 2009	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 9, 2009 regarding the acquisition of the business and assets of Diaphorm Technologies, LLC.
99.2	Press release dated June 9, 2009 regarding revised revenue and earnings guidance.